SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 5, 2008

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(I.R.S. Employer Identification No.)

64 OLD HIGHWAY 22, CLINTON, NEW JERSEY, 08809

(Address of Principal Executive Office) (Zip Code)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 5, 2008, as part of the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program (“CPP”), Unity Bancorp, Inc. (the “Company”) entered into a Letter Agreement, which incorporated the terms of the Securities Purchase Agreement – Standard Terms (the Letter Agreement and the Securities Purchase Agreement – Standard Terms, including the schedules as exhibits thereto, are hereinafter jointly referred to as the “Agreement”) with the Treasury whereby the Company agreed to issue to the Treasury, in exchange for $20,649,000, the following:

•                  20,649 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Preferred Stock”); and

•                  A 10 year warrant to purchase up to 764,778 shares of the Company’s common stock, no par value, at an exercise price of $4.05 per share, for an aggregate purchase price of approximately $3,097,350 (the “Warrant”)

The Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Preferred Stock has no maturity date, and rank senior to common stock with respect to payment of dividends and upon liquidation, dissolution, or winding up.

The Company may redeem the Preferred Stock, in whole or in part, at par plus accrued and unpaid dividends after February 15, 2012. Prior to this date, the Company may redeem the Preferred Stock, in whole or in part, at par plus accrued and unpaid dividends if (i) the Company has received aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Agreement) in excess of $5,162,250, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the approval of the Board of Governors of the Federal Reserve System.

The Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing of the Agreement, of shares of perpetual preferred stock, common stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

Prior to December 5, 2011, unless the Company has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for the Company to (i) declare or pay any dividend or make any distribution on the Common Stock or (ii) redeem, purchase or acquire any shares of Common Stock or other equity or capital securities of the Company, or any trust preferred securities issued by the Company or an affiliate of the Company, other than the Preferred Stock, in connection with benefit plans consistent with past practice and certain other circumstances specified in the SPA.

The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has also agreed to register the resale of the Preferred Stock, the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”).

The Warrant is immediately exercisable. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $20,649,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half. Pursuant to the SPA, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

In the SPA, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA. However, the Company’s agreements with its senior executives was already in compliance with the Section 111(b) of the EESA.

Notwithstanding the fact that each of the Company’s agreements with its senior executives were already in compliance with Section 111(b) of the EESA, each of Messrs. James A. Hughes, Alan J. Bedner, Michael F. Downes, and John J. Kauchak (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program.

Copies of the Certificate of Designations with respect to the Preferred Stock, the Warrant, the form of Preferred Stock Certificate, the SPA, the form of Waiver executed by the Senior Executive Officers and the form of Letter Agreement are included as Exhibits 3.1, 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Prior to December 5, 2011, unless the Company has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase the quarterly dividend paid on its common shares or to repurchase its common shares or other equity or capital securities other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Letter Agreement.

Item 8.01               Other Events.

On December 8, 2008, Unity Bancorp. Inc. issued a press release announcing that sold $20,649,000 of preferred stock to the United States Department of Treasury pursuant to the Capital Purchase Program. Attached and being furnished as Exhibit 99.1 is a copy of the press release of Unity Bancorp Inc. dated December 8, 2008.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Statement of Designations establishing the terms of the Series B Preferred Stock.

4.1	Warrant to Purchase up to 764,778 shares of Common Stock.

4.2	Form of Series B Preferred Stock Certificate.

10.1	Letter Agreement dated December 5, 2008, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United

States Department of the Treasury.

10.2	Form of Waiver, executed by each of Messrs. James A. Hughes, Alan J. Bedner, Michael F. Downes, and John J. Kauchak

99.1	Press Release dated December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

Date: December 11, 2008	By:	/s/ Alan J. Bedner
Alan J. Bedner
EVP and Chief Financial Officer